Exhibit 10.8(b)

AMENDMENT NO. 2 TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 2 to the Amended and Restated Employment Agreement is made and entered into effective October 1, 2014 by and between Advantage Sales & Marketing LLC, a California limited liability company (the “Company”) and Tanya Domier (the “Executive”).

WITNESSETH:

WHEREAS, the Company and the Executive previously entered into that certain Amended and Restated Employment Agreement dated the 17th day of December, 2010, as subsequently amended effective the 1st day of October, 2013 (the “Agreement”); and

WHEREAS, the Company and the Executive desire to further amend the Agreement on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

1. The first “WHEREAS” clause is hereby removed and replaced with the following:

WHEREAS, Executive is party to an Amended and Restated Employment Agreement with the Company entered into as of December 17, 2010 (the “Existing Employment Agreement”);

2. The second “WHEREAS” clause is hereby removed and replaced with the following:

WHEREAS, a Stock Purchase Agreement (the “Stock Purchase Agreement”), was entered into as of June 14, 2014, by and among AGS Topco Holdings L.P., a Delaware limited partnership (“Seller”), AGS Hold Co., a Delaware corporation and a direct wholly-owned subsidiary of Seller, and Karman Buyer Corp., a Delaware Corporation (“Buyer”);

3. The third “WHEREAS” clause is hereby removed and replaced with the following:

WHEREAS, Executive and the Company seek to amend the Existing Employment Agreement, effective as of the consummation of the transactions contemplated by the Stock Purchase Agreement (the “Closing”);

4. The first sentence of Section 3 of the Agreement is hereby removed and replaced with the following:

3. Term of Employment. The initial term of the Executive’s employment hereunder shall commence on the Closing and continue until the third anniversary of the Closing (the “Initial Term”).

5. In Section 5.1, all references to “$185 million” are hereby replaced with “$300 million”.

6. This Amendment No. 2 is the complete statement of the parties’ agreement respecting their amendment of the Agreement and supersedes all prior statements, understanding, expectations, or agreements with respect to any amendment of the Agreement and, except as expressly set forth in Amendment No. 1 and this Amendment No. 2, the Agreement remains in full force and effect, unaltered and unchanged. This Amendment No. 2 may not be altered, changed, or amended except by a subsequent writing signed by the parties.

7. Except as otherwise provided herein, capitalized terms used herein shall have the meanings set forth in the Agreement.

8. This Amendment No. 2 may be executed in counterparts, which such counterparts when taken together shall constitute one entire Amendment No. 2.

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IN WITNESS WHEREOF, the parties have set their signatures on the date first written above.

ADVANTAGE SALES & MARKETING LLC		EXECUTIVE

By:	/s/ Tania King	/s/ Tanya Domier
Its:	CLO	Tanya Domier

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